EXHIBIT 10.58 FORM OF STOCK OPTION AGREEMENT

THE FOLLOWING OPTIONS WERE OFFERED TO THE BELOW NAMED KEY EMPLOYEES ON FEBRUARY 11, 2003:

EXERCISE PRICE   STEPHEN ANTHONY  JAMES RANDALL  JOHN SCOTT  MICHAEL JAMES
                     ROMANO        BAUMGARDNER   NICHOLSON      GILBERG

3.00                    131,868         52,747      52,747         32,967
4.50                    153,846         61,538      61,538         38,462
6.50                     84,396         33,758      33,758         21,099


                          AMERICAN ECOLOGY CORPORATION

                             STOCK OPTION AGREEMENT
                             ----------------------

     Effective this 11th day of February, 2003, American Ecology Corporation, a Delaware corporation (the "Company"), hereby grants to _________________ (the "Optionee") a stock option (the "Option") to purchase from the Company, that number of shares of the Company's authorized and unissued common stock, $0.01 par value per share (the "Common Stock"), at the exercise price(s) set forth on
Schedule  1  and  upon  the  terms and conditions set forth in this Stock Option
-----------
Agreement  (the  "Agreement"):

     1. STOCK OPTION PLAN. This Agreement and the Option granted herein are made and accepted pursuant to and in accordance with the Company's Amended and Restated 1992 Stock Option Plan (the "Plan") as amended from time to time. The terms and provisions of the Plan, and any amendments thereto, are incorporated herein by reference. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will prevail.

     2. TERM AND VESTING. The Option will vest in four installments over three years: 25% upon the date hereof, and 25% on each of the first three anniversaries of the date hereof.

     3.     EXERCISABILITY.

          (a) The Option granted herein may be exercised in whole or in part, to the extent then vested and subject to earlier termination as provided herein, continuing to a date 10 years subsequent to the date hereof (the "Expiration Date"). In the event the Option is exercised in full or in part prior to a Change of Control of the Company, the Optionee agrees, as a condition to such exercise, that he will retain 75% of the "after-tax" shares received from any such exercise for a period of two years from the date of such exercise; provided, that such retention obligation shall terminate and no longer apply upon a Change of Control or termination of employment without Cause or resignation for Good Reason (as defined in the Employment Agreement). Failure to comply with this provision will result in the Optionee's forfeiture of the


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unvested portion of the Option and ineligibility to participate in the Company's incentive  programs.

          (b) In the event of the Optionee's death, Disability (as defined in that certain Executive Employment Agreement made and entered into as of the first day of January, 2003 (the "Employment Agreement")) or termination without Cause or resignation for Good Reason (each as defined in the Employment Agreement), the next 25% tranche of the Option will vest, and the vested portion of such Option will stay outstanding and remain exercisable until 30 days after termination of employment (one year, if termination is due to death).

          (c) The Option will fully vest on a Change of Control of the Company (as defined in the Employment Agreement) and will stay outstanding and remain exercisable until 30 days after termination of employment (one year, if termination is due to death).

          (d) Except in the event of termination of the Optionee's employment after a Change of Control or due to death, Disability or termination without Cause, the Option will expire upon termination of the Optionee's employment. In such event, to the extent not exercised by the Optionee prior to termination of his employment, the Option will be canceled.

     4. TRANSFERABILITY. The Option granted under this Agreement is not transferable otherwise than by will or operation of laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder. During the lifetime of the Optionee, the Option granted in this Agreement shall be exercisable only by the Optionee, the Optionee's guardian or legal representative.

     5. METHOD OF EXERCISE. Any exercise of the Option granted herein shall be by written notice delivered by the Optionee to the Company. Once the Company has received written notice of an exercise of the Option, the Company shall issue the shares covered by any such notice to the Optionee as soon as practicable after receipt of such notice. Such shares of Common Stock shall be delivered to the Optionee against payment therefore in accordance with the Plan. All federal and state stock transfer, issuance and sales taxes relating to the sale of said Common Stock of the Company to the Optionee shall be borne and paid by the Optionee.

     6.     CONFIDENTIAL  INFORMATION.

          (a) The Optionee agrees not to disclose or reveal to any person or entity outside the Company any secret or confidential information concerning any Company product, process, equipment, machinery, design, formula, business, or other activity (collectively, "Confidential Information") without prior permission of Company in writing. Confidential Information shall not include any information which is in the public domain or becomes publicly known through no wrongful act on the part of the Optionee or breach of this Agreement. The Optionee acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company. The obligation to protect the secrecy of such information continues after employment with Company may be terminated. In furtherance of this agreement, the Optionee acknowledges that all Confidential Information which the Optionee now possesses, or shall hereafter acquire, concerning and pertaining to the business and secrets of the Company

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and  all  inventions or discoveries made or developed, or suggested by or to the
Optionee during said term of employment relating to Company's business shall, at all times and for all purposes, be regarded as acquired and held by the Optionee in his fiduciary capacity and solely for the benefit of Company.

          (b) The Optionee agrees that all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos and all similar or related information (whether patentable or unpatentable) which relate to the Company's or any of its subsidiaries or affiliates' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Optionee (whether or not during usual business hours and whether or not alone or in conjunction with any other person) while employed by the Company (including those conceived, developed or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, trade name and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing (collectively referred to herein as the "Work Product"), belong in all instances to the Company or its subsidiaries or affiliates. The Optionee will promptly perform all actions reasonably requested by the Board (whether during or after his employment with the Company) to establish and confirm the Company's or its subsidiaries or affiliates' ownership of such Work Product (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company or any of its subsidiaries and affiliates in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product.

     7. RESTRICTIVE COVENANTS GENERALLY. The Optionee acknowledges that his employment with the Company has special, unique and extraordinary value to the Company; that the Company has a lawful interest in protecting its investment in entrusting its Confidential Information (as defined in Paragraph 7) to him; and that the Company would be irreparably damaged if the Optionee were to provide services to any person or entity in violation of this Agreement because in performing such services the Optionee would inevitably disclose the Company's Confidential Information to third parties and that the restrictions, prohibitions and other provision of this Section are reasonable, fair and equitable in scope, terms, and duration to protect the legitimate business interests of the Company, and are a material inducement to the Company to enter into this Agreement.

     8. NON-COMPETITION. Without the consent in writing of the Board of Directors of the Company (the "Board"), the Optionee will not, during his employment with the Company and for a period of two years thereafter, if employment is terminated by the Company for Cause or by the Optionee without Good Reason (each as defined in the Employment Agreement), acting alone or in conjunction with others, directly or indirectly engage (either as owner, investor, partner, stockholder, employer, employee, consultant, advisor or director) in activities on behalf of any entity or entities engaged in waste processing and disposal services for low-level radioactive-wastes, naturally occurring, accelerator produced, and exempt radioactive materials, and hazardous and PCB wastes. It is agreed that the ownership of not more than five percent of the equity securities of any company having securities listed on an exchange or regularly traded in the over-the-counter market shall not, of itself, be deemed inconsistent with this Paragraph 8.

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     9.     NON-SOLICITATION.

          (a) Without the consent in writing of the Board, after the Optionee's employment has terminated for any reason, the Optionee will not, during his employment with the Company and for a period of one year thereafter, (two years if employment is terminated by the Company for Cause or by the Optionee without Good Reason (each as defined in the Employment Agreement)), acting alone or in conjunction with others, either directly or indirectly induce any vendors or customers of the Company to curtail or cancel their business with the Company or any of its subsidiaries.

          (b) Without the consent in writing of the Board, after the Optionee's employment has terminated for any reason, the Optionee will not, during his employment with the Company and for a period of one year thereafter, acting alone or in conjunction with others, either directly or indirectly induce, or attempt to influence, any employee of the Company or any of its subsidiaries to terminate his employment.

     10.     REMEDIES.

          (a) The provisions of Paragraphs 6-9 of this Agreement are separate and distinct commitments independent of each of the Paragraphs. The Optionee acknowledges that the covenants and agreements which he has made in this Agreement are reasonable and are required for the reasonable protection of the Company and its business. The Optionee agrees that the breach of any covenant or agreement contained herein will result in irreparable injury to the Company and that, in addition to all other remedies provided by law or in equity with respect to the breach of any provision of this Agreement, the Company and its successors and assigns will be entitled to enforce the specific performance by the Optionee of his obligations hereunder and to enjoin him from engaging in any activity in violation hereof and that no claim by the Optionee against the Company or its successors or assigns will constitute a defense or bar to the specific enforcement of such obligations. The Optionee agrees that the Company and any successor or assign shall be entitled to recover all costs of enforcing any provision of this Agreement, including, without limitation, reasonable attorneys' fees and costs of litigation. In the event of a breach by the Optionee of any covenant or agreement contained herein, the running of the restrictive covenant periods (but not of the Optionee's obligations hereunder) shall be tolled during the period of the continuance of any actual breach or violation.

          (b) The parties hereto agree that the covenants set forth in Paragraphs 6-9 are reasonable with respect to their duration, geographical area and scope. If the final judgment of a court of competent jurisdiction declares that any term or provision of Paragraph 6, 7, 8 or 9 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

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          (c)     In  addition,  the  Company may, at the sole discretion of the
Board, cancel, rescind, suspend, withhold or otherwise limit or restrict the Option to the extent it is unexpired, and unexercised, whether vested or not, at any time if the Optionee in not in compliance with all of the provisions of Paragraphs 6-9. As a condition to the exercise of any part of the Option, the Optionee shall certify to the Company that he is in compliance with the provisions set forth above. In the event that the Optionee fails to comply with the provisions set forth above in Paragraphs 6-9 prior to or within 12 months after any exercise of any part of the Option or payment by the Company with respect to the Option, such exercise or payment may be rescinded by the Company within 12 months thereafter. In the event of such rescission, the Optionee shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise or payment, in such manner and on such terms and conditions as may be required by the Company, and the Company shall be entitled to set-off against the amount of such gain any amount owed to the Optionee by the Company. The Optionee acknowledges that the foregoing provisions are fair, equitable and reasonable for the protection of the Company's interests in a stable workforce and the time and expense the Company has incurred to develop its business and its customer and vendor relationships.

     11. SUCCESSORS OF COMPANY AND OPTIONEE. This Agreement shall inure to the benefit of and be binding upon the Company and the Optionee and their respective heirs, legal representatives, successors and assigns, subject to the restrictions on assignability and transferability set forth herein.

     12. ADJUSTMENTS. The number of shares of Common Stock and prices per share contained herein shall be proportionately adjusted from time to time as and when provided in the Plan.

     IN WITNESS WHEREOF, this Agreement has been executed effective the 10th day of February, 2003.



                              AMERICAN ECOLOGY CORPORATION



                              By:
                                   -----------------------------------
                              Name:
                                   -----------------------------------
                              Its:
                                  ------------------------------------


                              OPTIONEE


                              ----------------------------------------
                              Name:
                                       -------------------------------
                              Address:
                                       -------------------------------

                                       -------------------------------

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                              SS#:
                                       -------------------------------




                                      -6-
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                                   Schedule 1
                                   ----------


                      NUMBER OF SHARES     EXERCISE PRICE

                      ___________          $3.00
                      ___________          $4.50
                      ___________          $6.50


     For purposes of vesting and whenever applicable in this Agreement, each tranche of stock options (a tranche shall consist only of the shares which have the same exercise price) shall be treated as separate Options. For example, 25% of the Options with an exercise price of $3.00, 25% of the Options with an exercise price of $4.50 and 25% of the Options with an exercise price of $6.50 will vest on the date hereof and on each of the first three anniversaries of the date hereof.


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